                                                                     EXHIBIT 3.5


                                     BYLAWS
                                       OF
                                ORTHODONTIX, INC.

                                    ARTICLE I

                                 IDENTIFICATION

         SECTION 1. SEAL. The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing upon paper, and shall bear the name of the Corporation and such symbols or words as the Board of Directors of the Corporation may decide.

         SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be December 31 of each year and may be changed from time to time by the Board of Directors.

         SECTION 3. PLACE OF BUSINESS. The Corporation may have offices and do business at any place in any of the states, districts or territories of the United States and in any and all foreign countries.

                                   ARTICLE II

                    STOCK CERTIFICATES, TRANSFER AND RECORDS

         SECTION 1. FORMS OF SHARE CERTIFICATES. The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the President or a Vice President and the Secretary or an Assistant Secretary and sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or a Registrar other than the Corporation or its employees. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if that person were such officer at the date of issue.

         Each certificate representing shares shall state upon the face thereof:

         (1) The name of the Corporation;

         (2) That the Corporation is formed under the laws of the State of Florida;

         (3) The name of the person or persons to whom issued;

         (4) The number and class of shares, and the designation of the series, if any, which such certificate represents; and

         (5) The par value of each share represented by such certificate, or a statement that the shares are without par value.

         Should the Articles of Incorporation authorize, or be amended to authorize, the issuance of shares of more than one class or more than one series, in that event each certificate representing shares issued by the Corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of:

         (1) The designations, preferences, limitations, and relative rights of each class or series of authorized shares to be issued.

         (2) The variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         Every certificate representing shares which are restricted as to sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

         SECTION 2. TRANSFER OF SHARES. The rights against the Corporation inherent in the shares represented by any stock certificate of the Corporation are transferable only by registration of such shares in the name of the assignee as the registered holder on the Stock Transfer Books of the Corporation. The Board of Directors may appoint one or more Transfer Agents or Registrars, jointly or severally, of the certificates representing the shares of stock of the Corporation and the Board of Directors may adopt such rules and regulations concerning the issue, transfer and registration of the stock of the Corporation as it may deem expedient, consistent with law, and may delegate the maintenance of the Stock Transfer Books and Record of Shareholders and Shareholders' Meeting Ledger derived therefrom to any duly appointed Transfer Agent of the Corporation.

         SECTION 3. BOOKS AND RECORDS. The Corporation shall keep at its registered office or principal place of business or at the office of its Transfer Agent or Registrar, among other records, a Record of Shareholders setting forth, among other things, the names and addresses of the holders of all issued shares of the Corporation, the number, class and series, if any, of shares held by each, the certificate numbers representing such shares and the date of issue of the certificates representing such shares, and a Stock Register setting forth the total number of shares which the Corporation is authorized to issue, and the total number of shares actually issued.

         The officer or agent having charge of the Stock Transfer Books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a Shareholders' Meeting Ledger which shall be a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. Such list shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the Transfer Agent or Registrar for a period of ten days prior to such meeting and shall be subject to inspection by any shareholder at any time during usual business hours during that period and continuing through the meeting. Shareholders shall be responsible for notifying the Corporation or the Transfer Agent or Registrar, in writing, of any changes in their names or addresses from time to time, and failure so to do will relieve the Corporation, its other shareholders, directors, officers, agents and attorneys, of liability for failure to direct notices or other documents, or to pay over or transfer dividends or other property or rights to a name or address other than the name and address appearing in the Stock Transfer Books or Record of Shareholders.

         The original Stock Transfer Books shall be PRIMA FACIE evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         Any person who shall have been a holder of record of shares or of voting trust certificates therefor immediately preceding her demand, or shall be the holder of record of shares or the holder of record of voting trust certificates of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable times, for any proper purpose, its relevant books and records of accounts, minutes and record of shareholders. Persons so entitled to inspect books and records of accounts, minutes and records of shareholders of the Corporation, may make extracts therefrom at their own expense. This right of inspection shall not extend to any person who has within two years sold or offered for sale any list of shareholders of the Corporation or any other corporation, has aided or abetted any person in procuring any list of shareholders or holders of voting trust certificates for any such purpose, has improperly used any information secured through any prior examination of the books and records of account, minutes or records of shareholders or of holders of voting trust certificates for shares of the Corporation or any other corporation, or was not acting in good faith or for a proper purpose in making the demand.

         If the requirements of this section have not been substantially complied with, the meeting, on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         SECTION 4. LOSS OF CERTIFICATE. In case of loss or destruction of any certificate of stock, the Board of Directors may authorize the issuance of another certificate in its place upon proof, satisfactory to the Board, of such loss or destruction. If the directors deem it advisable they may require the advertisement of such loss or destruction or the giving of a satisfactory bond of indemnity to the Corporation in such sum as they may require before issuing such duplicate certificate.

                                   ARTICLE III

                             MEETING OF SHAREHOLDERS

         SECTION 1. PLACE OF MEETING. All meetings of the shareholders of the Corporation shall be held either at the principal office of the Corporation, or at such other place within or without the United States as shall be designated by the Board of Directors.

         SECTION 2. ANNUAL MEETING AND MEETINGS FOR THE ELECTION OF DIRECTORS. The annual meeting of the shareholders for the election of directors and transaction of other business shall be held at any time on any day of any month of each year so noticed, if such day is not a legal holiday, and if a legal holiday, then on the first following business day that is not a legal holiday.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by or at the request of the President or the Board of Directors, or the holders of not less than 10% of all of the shares entitled to vote at the meeting.

         SECTION 4. NOTICE OF MEETINGS - WAIVER. Written notice stating the place, day and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears on the Stock Transfer Books of the Corporation, with postage thereon prepaid. A shareholder may waive notice in writing of a shareholders meeting either before or after the time of such meeting, and the business or purpose of such meeting need not be specified in the waiver. Attendance by a shareholder at a shareholders meeting shall also constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 5. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the Stock Transfer Books shall be closed for a stated period but not to exceed, in any case, 60 days. If the Board of Directors determines that the Stock Transfer Books shall be closed before a meeting of shareholders, then the Stock Transfer Books shall be closed for at least ten days immediately preceding each meeting.


         In lieu of closing the Stock Transfer Books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days, and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         If the Stock Transfer Books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

         SECTION 6.        VOTING AT MEETINGS.

         A. VOTING RIGHTS. At each election of directors, every shareholder entitled to vote at such meeting shall have the right to vote, in person or by proxy, the number of shares owned by that shareholder on the record date for as many persons as there are directors to be elected. At each shareholders' meeting every shareholder entitled to vote at such meeting shall have the right to vote, in person or by proxy, the number of shares owned by her on the record date upon each proposal duly presented at the meeting.

         Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by that person, either in person or by proxy, without transfer of such shares into that person' s name. Shares held by a trustee may be voted by that person, either in person or by proxy, only after the shares have been transferred into that person' s name as trustee, or into the name of that person's nominee. The Corporation shall not be entitled to vote treasury shares. In all cases, a resolution shall be considered to be adopted by the shareholders if approved by the affirmative vote of a majority of the shares represented and entitled to vote on the question at a meeting duly held at which a quorum is present.

         B. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of any shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         C. PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholder, or by the shareholder's duly authorized attorney-in-fact.

         D. JUDGES OF ELECTIONS. The Board of Directors at its annual meeting may appoint one or more Judges of Elections to serve until the final adjournment of the next annual shareholders' meeting. If they fail to make such appointment, or if their appointees, or any of them, fail to appear at any meeting of shareholders, the Chairman of the meeting of the shareholders may appoint another Judge to serve for the meeting.

         Each Judge, before entering upon the discharge of the Judge's duties, shall take and sign an oath to execute faithfully the duties of a Judge at such meeting with strict impartiality and according to the best of the Judge's ability.

         The Judges shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote, with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the Judges shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be PRIMA FACIE evidence of the facts stated and of the vote as certified by them.

         SECTION 7. ADJOURNMENT OF MEETINGS. If a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date who is entitled to vote at such meeting.

         SECTION 8. ACTION WITHOUT A MEETING. When shareholders owning not less than a majority of the voting shares entitled to vote on or authorize any action shall determine to take such action without a meeting, they shall sign a written consent on the record of the action taken and such action shall be as valid as if a meeting had been legally called and noticed.

         SECTION 9. MINUTES. Minutes shall be made of all shareholder proceedings, which minutes shall be taken and kept by the Secretary of the Corporation.

                                   ARTICLE IV

                             THE BOARD OF DIRECTORS

         SECTION 1. NUMBER, TENURE AND QUALIFICATIONS. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors may be increased or decreased from time to time by vote of the Board of Directors but in no case shall the number of directors be less than one. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified or until her earlier resignation, removal from office, or death. Directors need not be residents of the State of Florida or shareholders of the corporation.

         SECTION 2. ELECTION. At the annual meeting of shareholders, the shareholders shall elect directors, by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, to hold office until the next succeeding annual meeting or until their successors have been elected and qualified. If directors are not elected at the annual meeting, the incumbent directors shall continue in office until their successors are elected and qualified.

         SECTION 3. VACANCIES. Whenever any vacancies shall occur in the Board of Directors by death, resignation, removal, increase in the number of directors or otherwise, the same may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and the director so elected shall hold office only until the next election of directors by shareholders.

         SECTION 4. PLACE, CALL AND ADJOURNMENT OF DIRECTORS' MEETINGS. Meetings of the Board of Directors may be held either within or without the United States. Meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the Corporation or by any director. The President shall preside at all directors' meetings.

         A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

         SECTION 5. ANNUAL MEETING. The Board of Directors shall meet each year immediately after the annual meeting of shareholders for the purpose of organization, election of officers and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

         SECTION 6. OTHER MEETINGS. Other meetings of the Board of Directors may be held upon written notice by mail, telegram or personal delivery actually received at least two days prior to the day for such meeting. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The purpose or purposes of such meeting of the Board of Directors need not be specified in the notice or waiver of notice of such meeting.

         SECTION 7. QUORUM AND ACTION. A majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except that any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors or a majority thereof, to the extent permitted by law, is filed in the minutes of the proceedings of the Board. Members of the Board of Directors or any committee thereof shall be deemed present at any meeting of the Board or the committee if a conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other is used. No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or because her or their votes are counted for such purpose, if:

         (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

         (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

         (c) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

         SECTION 8. REMOVAL. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         SECTION 9. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 10. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have authority to:

         (1) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

         (2) designate candidates for the office of director, for purposes of proxy solicitation or otherwise;

         (3) fill vacancies on the Board of Directors or any committee thereof;

         (4) amend or repeal the Bylaws of the Corporation;

         (5) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; and

         (6) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate or determine relative rights, preferences, and limitations of a series of a class of shares or other voting group, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor and, in the case of a series or other voting group, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan, authorize a committee or a senior executive officer of the Corporation to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, and voting or preferential rights, and provisions for other features of a class of shares, a series of a class of shares, or other voting group, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Florida Department of State.

         The Board of Directors may designate one or more directors as alternate members or any such committee, who may replace any absent member or members at any meeting of such committee. The Board of Directors also may, at any meeting of the Board of Directors, fill vacancies on any such committee.

         Committee meetings will be held pursuant to notice or waiver of notice in accordance with the provisions of Article IV, Section 6 hereof, as though the references in those provisions to meetings of the Board of Directors were references to committee meetings.

         Unless a greater proportion is required by the resolution designating a committee, a majority of the members of such committee then in office shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee, except that any action which may be taken at a meeting of such committee may be taken without a meeting if consent in writing, setting forth the action so to be taken, signed by all of the members of the committee, is filed with the minutes of the proceedings of the committee.

         Each such committee shall serve at the pleasure of the Board of Directors.

         SECTION 11. COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity, including services as members of committees. The directors shall be reimbursed by the Corporation for their actual out-of-pocket expenses, if any, for their attendance at each meeting of the Board of Directors upon presentation of such vouchers or other documentation as the Secretary or the Treasurer may require. No payment hereunder shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                                    ARTICLE V

                                  THE OFFICERS

         SECTION 1. OFFICERS. The Board of Directors at their annual meeting each year shall elect a President, Secretary, and a Treasurer, and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person. All officers shall serve until the next annual meeting of the Board of Directors or until their respective successors are elected and qualified.

         SECTION 2. VACANCIES. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his or her successor is elected and qualified.

         SECTION 3. DUTIES.

         CHAIRMAN OF THE BOARD. If such officer is appointed, the Chairman shall preside at all meetings of the Directors and by virtue of his or her office shall be a member of all standing committees. He or she shall have such other duties and powers as may be assigned thereto by the Board of Directors.

         PRESIDENT. The President shall be the chief executive officer and a director of the Corporation, and in the recess of the Board of Directors, shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors to delegate any specific power, except such as may by statute be exclusively conferred upon the President, to any other officer or officers of the Corporation. He or she shall preside at all meetings of the shareholders in the absence of the Chairman of the Board, if any, unless otherwise determined by a majority of all the shares of the capital stock issued and outstanding, present in person or by proxy. He or she shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board, if any. The President shall have authority to appoint all officers below the ranks of the officers referenced in this Section 3.

         VICE PRESIDENT. In case of the office of the President becoming vacant by death, resignation, or otherwise, or in case of the absence of the President, or his or her disability to discharge the duties of her office, such duties shall, for the time being, devolve upon the Vice President, first in order of election, who shall do and perform such other acts as the Board of Directors may, from time to time, authorize him or her to do, but a Vice President who is not a director cannot succeed to or fill the office of President.

         SECRETARY. The Secretary of the Corporation shall keep the minutes of all the meetings of the shareholders and Board of Directors in books provided for that purpose; he or she shall sign, with the President or Vice President, in the name of the Corporation, all contracts authorized by the Board of Directors, and when necessary shall affix the corporate seal of the Corporation thereto; he or she shall have charge of the certificate books, Stock Transfer Books and such other books and papers as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any director upon application at the office of the Secretary; he or she shall distribute notices of meetings of shareholders and the Board of Directors; and, in addition, he or she shall have such other duties as may be delegated to him or her by the Board of Directors.

         TREASURER. The Treasurer shall have custody and keep account of all money, funds and property of the Corporation unless otherwise determined by the Board of Directors, and he or she shall render such accounts and present such statements to the directors as they shall request from time to time.

         SECTION 4. COMPENSATION. The compensation of the officers shall be fixed, from time to time, by the Board of Directors. The fact that an officer is also a director shall not preclude such person from receiving compensation as either a director or officer, nor shall it affect the validity of any resolution by the Board of Directors fixing such compensation. The President shall have authority to fix the salaries of all officers and other employees of the Corporation other than officers elected or appointed by the Board of Directors.

         SECTION 5. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Removal shall be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer shall not of itself create contract rights.

         SECTION 6. RESIGNATION. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 7. CORPORATE INSTRUMENTS. All checks and drafts on, and withdrawals from, the Corporation's accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, endorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.

         SECTION 8. DELEGATION OF DUTIES. In the absence of or disability of any officer of the Corporation or for any other reason, the Board of Directors may delegate the powers or duties thereof to any other officer or director for the time being.

                                   ARTICLE VI

                      EMPLOYEE INSURANCE AND PENSION PLANS

         The Board of Directors may, from time to time, establish, amend or revoke a plan or plans which would furnish to any or all employees, at the expense of the Corporation, insurance against disability, accident, sickness, or death, and provide for satisfactory retirement benefits, in such a manner and upon such terms and conditions as shall be determined by the Board of Directors.

                                   ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Without limiting the indemnification power of the Corporation, the Corporation indemnifies its directors, officers, employees and agents who are from time to time parties to any proceeding (regardless whether by or in the right of the Corporation), and agrees to advance expenses incurred by its directors, officers, employees and agents in connection with any proceeding, to the maximum extent and under all circumstances permitted by law.

                                  ARTICLE VIII

                                   AMENDMENTS

         The Board of Directors of the Corporation shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws. Notwithstanding the foregoing, any Bylaw, whether adopted by the Board of Directors or by the shareholders, may be repealed or changed by the shareholders and new Bylaws may be adopted by the shareholders. The shareholders may prescribe in any Bylaw made by them that such Bylaw shall not be altered, amended or repealed by the Board of Directors.